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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the incorporation by reference in Registration Statement No. 333-64081 of Noven Pharmaceuticals, Inc. on Form S-8, in Registration Statement No. 333-56293 of Noven Pharmaceuticals, Inc. on Form S-3 and in Registration Statement No. 333-90835 of Noven Pharmaceuticals, Inc. on Form S-8 of our report dated February 16, 2001, appearing in this Annual Report on Form 10-K of Noven Pharmaceuticals, Inc. for the year ended December 31, 2000.


Deloitte & Touche LLP
Certified Public Accountants

Miami, Florida
March 23, 2001